Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984 elizabeth.corse@savvis.net	(703) 667-6110 carter.cromley@savvis.net

SAVVIS REPORTS 2005 REVENUE UP 8%, TO $667 MILLION;

OPERATING CASH FLOW IMPROVED $90 MILLION

• Q4 revenue of $171.5 million increased 3% from Q4 2004 and from Q3 2005

• Q4 Adjusted EBITDA of $22.3 million, up 21% from Q4 2004 and 2% from Q3 2005

• Q4 positive cash flow of $10.4 million; operating cash flow of $31.3 million

ST. LOUIS, MO. – February 2, 2006 – SAVVIS, Inc. (NASDAQ: SVVS), a leading global provider of managed and outsourced IT services, announced today that revenue for the fourth quarter of 2005 totaled $171.5 million, compared to $166.3 million in the fourth quarter of 2004 and $166.1 million in the third quarter of 2005. SAVVIS achieved income from operations of $2.8 million in the fourth quarter, and the company’s consolidated net loss narrowed to $13.1 million, compared to a loss of $21.7 million in the fourth quarter of 2004 and a loss of $13.7 million in the third quarter of 2005.

Cost of revenue, which excludes depreciation, amortization, and accretion, was $110.5 million, essentially flat from a year ago and up 3% from the prior quarter. Gross profit, defined as total revenue less cost of revenue, was $61.0 million, up 10% from a year ago and 3% from the third quarter 2005. Gross profit as a percentage of total revenue was 36% in the current quarter, up from 33% a year earlier and unchanged from the prior quarter. Adjusted EBITDA* of $22.3 million increased 21% from $18.4 million a year earlier, and 2% from $21.9 million in the previous quarter.

For the full year, revenue of $667.0 million was up 8% from $616.8 million in 2004. Results for 2004 include ten months’ contribution attributable to the Cable & Wireless America (“CWA”) operations acquired in March of that year. Loss from operations improved to $3.7 million in 2005, up by $92.7 million from a loss of $96.4 million in 2004; consolidated net loss was $69.1 million, an improvement of $79.7 million compared to a consolidated net loss of $148.8 million in 2004. Adjusted EBITDA for 2005 was $79.3 million, an increase of $64.9 million from $14.4 million in 2004. SAVVIS’ cash position increased $5.8 million in 2005; cash flow from operations was $62.8 million, an improvement of $89.6 million from cash used in operations of $26.8 million in 2004.

Acting Chief Executive Officer Jack Finlayson, said, “The SAVVIS team delivered impressive results in 2005, with strong Adjusted EBITDA and cash generation as well as effective cost management and increased sales bookings. Fourth-quarter revenue of $171.5 million reflects the excellent sales results of 2005 – strong market acceptance of SAVVIS’ products, from our innovative virtualized utility services to traditional colocation hosting, resulted in record sales bookings. The fourth-quarter revenue was driven by strong growth in our core Managed IP VPN and Hosting services, up 22% and 19%, respectively, from a year ago.

“For the full year, SAVVIS delivered Adjusted EBITDA of $79.3 million, driven by the successful integration of the CWA assets acquired in 2004, strong market demand for our products, and a continued company-wide focus on margin improvement. In 2006, we will work to deliver value to stockholders through continued improvements in cash flow, Adjusted EBITDA, and revenue. Our outlook, based on current information, is for revenue of $730-750 million and Adjusted EBITDA of $100-110 million. We’re well-positioned to achieve these growth levels, given our innovative, managed network and hosting solutions that address enterprises’ most pressing IT problems. SAVVIS is committed to providing solutions that offer greater flexibility, cost savings, availability, and security for our clients’ IT systems and operations. The number one goal for our 2,000 employees in 2006 will be to exceed our customers’ expectations.”

Fourth-Quarter Results

Three months ended: (US$ millions)	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004
Revenue:
Managed IP VPN	$30.3	$28.3	$24.8
Hosting	79.5	74.6	66.9
Digital Content Services	10.5	10.3	11.7
Other Network Services	27.2	28.6	34.1

Total Diversified Revenue	147.5	141.8	137.5
Reuters	24.0	24.3	28.8

Total Revenue	$171.5	$166.1	$166.3

Cost of Revenue[1]	$110.5	$106.9	$110.9
Sales, Gen. & Admin. Expenses	$38.7	$37.3	$37.0
Adjusted EBITDA	$22.3	$21.9	$18.4
Income (Loss) from Operations	$2.8	$2.3	$(4.1)
Net (Loss)	$(13.1)	$(13.7)	$(21.7)

[1]	excludes depreciation, amortization, and accretion

Total revenue for the fourth quarter increased 3% both from a year ago and from the third quarter, primarily reflecting strong growth in hosting and managed IP VPN revenue, partially offset by the previously-announced new pricing for Reuters negotiated in May 2005 and continued pricing pressure for unmanaged bandwidth.

Cost of revenue was $110.5 million in the current quarter, essentially unchanged compared to $110.9 million in the same quarter last year. Cost of revenue increased 3% from $106.9 million in the third quarter 2005, driven by staff growth to support revenue growth. Gross profit as a percentage of revenue was 36% in the current quarter, up from 33% in the same quarter last year, reflecting cost savings from ongoing network and hosting cost-optimization efforts, and unchanged from the third quarter 2005.

Sales, general, and administrative expenses (“SG&A”) for the current quarter were $38.7 million as compared to $37.0 million for the same period last year and $37.3 million in the third quarter of 2005. As a percentage of revenue, SG&A was 23% in the current quarter, up slightly from 22% of revenue in the same quarter of 2004, primarily reflecting higher payroll costs and commissions paid on record new business, and up slightly from 22% of revenue in the third quarter of 2005, reflecting higher commissions.

Income from operations was $2.8 million in the fourth quarter, compared to a loss from operations of $4.1 million in the same period last year and income from operations of $2.3 million in the third quarter of 2005. SAVVIS’ consolidated net loss of $13.1 million was an improvement of $8.6 million from the fourth quarter 2004, reflecting the success of cost control initiatives, and an improvement of $0.6 million from the third quarter 2005. The fourth quarter 2004 loss from operations and net loss included $1.9 million of integration costs specifically related to the integration of CWA operations acquired in March 2004.

Cash Flow

Net cash provided by operating activities was $31.3 million in the fourth quarter, compared to $8.3 million in the same period last year and $21.4 million in the third quarter 2005. Fourth quarter 2005 operating cash flow included cash payments totaling $0.2 million of acquisition and integration costs related to assets acquired in March 2004, as compared to payments of $0.6 million and $5.6 million for such costs in the third quarter 2005 and the fourth quarter 2004, respectively.

Cash capital expenditures for the fourth quarter 2005 totaled $20.6 million, including $6.8 million for the completion of an existing data center in Santa Clara, California, as announced in September 2005. A SAVVIS customer has agreed to pay $12.5 million in advance for future services at that data center. SAVVIS received cash payments of $6.2 million in the fourth quarter in accordance with that agreement; the company is using those payments to complete the construction of the data center, which the company anticipates will cost approximately $14-15 million in total.

For the full year 2005, cash capital expenditures totaled $56.4 million. SAVVIS’ cash position at December 31, 2005, was $61.2 million, compared to $50.8 million at September 30, 2005.

Financial Outlook

Chief Financial Officer Jeff Von Deylen said, “SAVVIS made tremendous financial progress in 2005, including a debt refinancing, exiting long-term spending commitments, and achieving strong Adjusted EBITDA and cash flow. With the synergies of our 2004 acquisition now fully realized, we will continue to target margin improvement in 2006, by growing revenue on a largely fixed-cost base. Our primary financial focuses remain Adjusted EBITDA and cash flow performance, and we anticipate improving both measures in 2006.”

Based on current information, SAVVIS management’s expectations for 2006 financial results include:

•	Total revenue in a range of $730-750 million, for growth of 9-12%, including:

•	Hosting revenue increasing 20-25%

•	Managed IP VPN revenue increasing 12-16%, and

•	Reuters contributing approximately 13-14% of total revenue, compared to 15% of total revenue in 2005;

•	Adjusted EBITDA in a range of $100-110 million, for growth of over 25%;

•	Cash capital expenditures of $60-70 million, including approximately $5-6 million of expenditures for commissioning of the Santa Clara data center; and

•	Continued positive cash flow.

Operational Highlights

•	The company installed new business generating approximately $56 million of annualized revenue, a record level, with an installation backlog of approximately $50 million of annualized revenue.

•	Rapid commercial adoption of virtualized utility services platform continued. SAVVIS currently deploys almost 1,400 virtual firewalls and load balancers, 950 virtual servers, and 320 terabytes of virtualized storage.

•	New customers signed include enterprises such as Allen & Overy LLP, Hard Rock International, the International Broadcasting Bureau of the U.S. government, Kajima USA, and Trilantic in the United Kingdom.

•	SAVVIS expanded relationships with existing customers including Discovery Communications, Loyalty Management Services, SAXoTECH, and Vertis.

*Adjusted EBITDA

“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, and accretion, net restructuring charges, integration costs, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because our management believes that, in our industry, such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by U.S. generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Please see the table under Unaudited Selected Condensed Consolidated Financial Information for a reconciliation of Adjusted EBITDA.

Investor Conference Call

SAVVIS will webcast an investor conference call today, February 2, 2006, at 5:00 PM EST. Both the webcast and supporting presentation will be available at www.savvis.net on the Investor Relations page. A live conference call will also be available at +1 210-234-0002 and 888-238-3870 (in North America, toll free), with the password “SAVVIS NEWS.” Recorded replays will be available on the website, and by telephone at +1 203-369-3025 and 888-293-8916 (in North America, toll free) beginning at 7:00 PM EST today.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2004, and all subsequent filings. Those risk factors include, but are not limited to, variability in pricing for SAVVIS’ products, highly competitive markets, rapid evolution of technology, and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, February 2, 2006. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global provider of managed and outsourced IT services that focuses exclusively on IT solutions for businesses. With an IT services platform that extends to 47 countries, SAVVIS has over 5,000 enterprise customers and leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and 25 data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

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SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenue	$171,513	$166,308	$667,012	$616,823
Operating Expenses:
Cost of revenue (1)	110,525	110,861	435,148	437,963
Sales, general, and administrative expenses	38,657	37,045	152,564	164,483
Depreciation, amortization, and accretion	18,288	20,495	74,888	72,065
Restructuring charges, net	—	—	3,340	—
Integration costs	—	1,889	2,745	27,675
Non-cash equity-based compensation	1,207	149	2,003	11,086

Total Operating Expenses	168,677	170,439	670,688	713,272

Income (Loss) from Operations	2,836	(4,131)	(3,676)	(96,449)
Net interest expense and other	15,957	17,542	65,393	52,349

Net Loss	(13,121)	(21,673)	(69,069)	(148,798)
Accreted and deemed dividends on Series A
Convertible Preferred stock	10,876	9,707	41,715	37,247

Net Loss Attributable to Common Stockholders	$(23,997)	$(31,380)	$(110,784)	$(186,045)

Basic and Diluted Loss per Common Share	$(0.13)	$(0.24)	$(0.61)	$(1.64)

Basic and Diluted Weighted Average Common Shares Outstanding (2)	181,349,780	130,981,477	180,909,715	113,711,188

(1)	Excludes depreciation, amortization, and accretion, which is reported separately.
(2)	As the effects of including the incremental shares associated with options, warrants, unvested restricted stock, and Series A Convertible Preferred stock are antidilutive, they are not included in diluted weighted average common shares outstanding. Diluted common shares on an as converted basis were 611,165,321 and 576,925,135 as of December 31, 2005 and 2004, respectively.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31,
	2005	2004
ASSETS

Current Assets:
Cash and cash equivalents	$61,166	$55,369
Trade accounts receivable, net	51,601	48,050
Prepaid expenses and other current assets	16,126	15,004

Total Current Assets	128,893	118,423
Property and equipment, net	261,225	264,542
Intangible assets, net	8,531	15,218
Other non-current assets	10,997	8,067

Total Assets	$409,646	$406,250

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Payables and other trade accruals	$46,398	$50,350
Current portion of capital lease obligations	596	505
Other accrued liabilities	78,697	66,150

Total Current Liabilities	125,691	117,005
Long-term debt	275,259	171,051
Capital lease obligations, net of current portion	59,890	113,529
Other accrued liabilities	80,815	68,606

Total Liabilities	541,655	470,191

Stockholders’ Deficit:
Series A Convertible Preferred stock	305,173	272,137
Common stock	1,813	1,804
Additional paid-in capital	365,545	384,847
Accumulated deficit	(790,534)	(721,263)
Deferred compensation	(11,709)	(515)
Treasury stock, at cost	—	(16)
Accumulated other comprehensive loss	(2,297)	(935)

Total Stockholders’ Deficit	(132,009)	(63,941)

Total Liabilities and Stockholders’ Deficit	$409,646	$406,250

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Cash Flows from Operating Activities:
Net loss	$(13,121)	$(21,673)	$(69,069)	$(148,798)
Reconciliation of net loss to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion	18,288	20,495	74,888	72,065
Non-cash portion of restructuring charges	—	—	(2,365)	—
Non-cash equity-based compensation	1,207	149	2,003	11,086
Accrued interest	12,438	15,411	48,532	50,899
Write-off of deferred financing costs	—	—	2,666	—
Net changes in operating assets and liabilities, net of effects from acquisition:
Trade accounts receivable	1,262	1,323	(2,558)	(8,309)
Prepaid expenses and other current and other non-current assets	(2,797)	3,851	(9,113)	11,332
Payables and other trade accruals	(3,847)	(2,043)	(1,683)	(3,437)
Deferred revenue	12,419	(341)	16,369	294
Other accrued liabilities	5,419	(8,910)	3,187	(11,889)

Net cash provided by (used in) operating activities	31,268	8,262	62,857	(26,757)

Cash Flows from Investing Activities:
Payments for capital expenditures	(20,571)	(7,224)	(56,366)	(31,308)
Acquisition, net of cash received	—	659	—	(116,477)
Other investing activities	467	(296)	(133)	1,648

Net cash used in investing activities	(20,104)	(6,861)	(56,499)	(146,137)

Cash Flows from Financing Activities:
Payments under capital lease obligations	(73)	(268)	(53,880)	(10,052)
Proceeds from issuance of subordinated debt and associated warrants	—	—	—	200,000
Proceeds from borrowings on revolving credit facility	—	—	58,000	—
Net changes in restricted cash	—	—	—	7,973
Other financing activities	(335)	284	(3,548)	1,546

Net cash provided by (used in) financing activities	(408)	16	572	199,467

Effect of exchange rate changes on cash and cash equivalents	(380)	554	(1,133)	623

Net Increase in Cash and Cash Equivalents	10,376	1,971	5,797	27,196
Cash and Cash Equivalents, Beginning of Period	50,790	53,398	55,369	28,173

Cash and Cash Equivalents, End of Period	$61,166	$55,369	$61,166	$55,369

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(dollars in thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2005	2004	2005	2005	2004
Revenue:
Diversified revenue:
Managed IP VPN	$30,300	$24,785	$28,321	$112,449	$87,122
Hosting	79,462	66,902	74,590	294,518	223,917
Digital Content Services	10,506	11,708	10,260	41,713	46,763
Other Network Services	27,194	34,143	28,654	117,802	137,006

Total Diversified Revenue	147,462	137,538	141,825	566,482	494,808
Reuters	24,051	28,770	24,302	100,530	122,015

Total Revenue	$171,513	$166,308	$166,127	$667,012	$616,823

Adjusted EBITDA Reconciliation:
Income (loss) from operations	$2,836	$(4,131)	$2,310	$(3,676)	$(96,449)
Depreciation, amortization, and accretion	18,288	20,495	19,066	74,888	72,065
Restructuring charges, net	—	—	—	3,340	—
Integration costs	—	1,889	—	2,745	27,675
Non-cash equity-based compensation	1,207	149	528	2,003	11,086

Adjusted EBITDA (1)	$22,331	$18,402	$21,904	$79,300	$14,377

	December 31,		September 30, 2005
	2005	2004
Diluted Common Shares (end of period):
Total common shares outstanding	181,347,790	180,329,963	181,572,935
Series A Convertible Preferred stock on an as converted basis	410,918,717	366,871,247	399,434,962
Unvested restricted stock units	14,265,000	—	18,390,000
Warrants and options outstanding (treasury method)	4,633,814	29,723,925	6,854,663

Diluted Common Shares on an as Converted Basis	611,165,321	576,925,135	606,252,560

(1)	“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, net restructuring charges, integration costs, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.